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EXHIBIT 4.1

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES A PREFERRED STOCK,
                          SERIES B PREFERRED STOCK AND
                           SERIES C PREFERRED STOCK OF
                                 FMN MERGER CO.

          (PURSUANT TO SECTION 78.1955 OF THE NEVADA REVISED STATUTES)


JUSTIN F. BECKETT AND MICHAEL D. RAEFORD, JR. CERTIFY THAT:

     1. They are the President and Secretary, respectively, of FMN Merger Co., a Nevada corporation (the "CORPORATION").

     2. The total number of shares of capital stock which the Corporation shall have authority to issue is: ONE HUNDRED TEN MILLION (110,000,000). These shares shall be divided into two classes with ONE HUNDRED MILLION (100,000,000) shares designated as common stock at $0.0001 par value (the "COMMON STOCK") and TEN MILLION (10,000,000) shares designated as preferred stock at $0.0001 par value (the "PREFERRED STOCK").

     3. The following resolutions were duly adopted by the Board of Directors:

     WHEREAS, the Articles of Incorporation (the "ARTICLES OF INCORPORATION") of the Corporation provides for a class of its authorized stock known as preferred stock, comprising TEN MILLION (10,000,000) shares, par value $0.0001 (the "PREFERRED STOCK"); and

     WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of the Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the designation of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and by this Certificate of Designation of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "CERTIFICATE OF DESIGNATION") does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as follows:

A.   SERIES A PREFERRED STOCK

     1. DESIGNATION. The series of Preferred Stock shall consist of ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) shares designated "SERIES A PREFERRED STOCK."

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     2. DIVIDEND PREFERENCE.

          (a) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to five percent (5.0%) of the "Original Series A Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series A Preferred Stock held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series A Issue Price (as provided in Section A.3 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), and PARI PASSU with any dividends on Series B Preferred Stock and Series C Preferred Stock. In the event dividends are paid to the holders of Series A Preferred Stock that are less than the full amounts to which such holders are entitled pursuant to this Section A.2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

          (b) After payment of dividends to the holders of Series A Preferred Stock as set forth above, and with respect to Series B Preferred Stock and Series C Preferred Stock, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock based on the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are convertible on the date such dividend is declared.

          (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series A Preferred Stock (as provided in Section A.5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series A Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in Section A.5 below.

     3. LIQUIDATION PREFERENCE.

          (a) Unless the holders of a majority of the then outstanding Series A Preferred Stock, voting as a separate class, agree otherwise, in the event of
(i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganizations, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each a "LIQUIDATION EVENT"), distributions to the Corporation's stockholders shall be made in the following manner:


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               (i) Each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, but PARI PASSU to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Preferred Stock and Series C Preferred Stock, by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "ORIGINAL SERIES A ISSUE PRICE") for each share of Series A Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred Stock (collectively, the "SERIES A PREFERENCE"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A Preferred Stock shall be distributed ratably based on the total Series A Preference due each such holder under this Section A.3(a)(i).

               (ii) After payment has been made to the holders of Series A Preferred Stock of the full amounts to which they are entitled pursuant to Section A.3(a)(i) above, and after payment has been made to the holders of Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they are entitled, each holder of Class A Common Stock of the Corporation ("CLASS A COMMON") shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "CLASS A PREFERENCE"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section A.3(a)(ii).

               (iii) After payment has been made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Class A Common of the full amounts to which they are entitled pursuant to Sections A.3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common), Series A Preferred Stock (assuming conversion of all shares of Series A Preferred Stock), Series B Preferred Stock (assuming conversion of all shares of Series B Preferred Stock) and Series C Preferred Stock (assuming conversion of all shares of Series C Preferred Stock).

          (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.


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          (c) The value of securities and property paid or distributed pursuant to this Section A.3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

          (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section A.5 below.

     4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

     5. CONVERSION RIGHTS. The holders of Series A Preferred Stock shall have conversion rights as follows:

          (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in Section
A.6 below, at the office of the Corporation or any transfer agent for such Series A Preferred Stock into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the then effective Series A Conversion Price for such Series A Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock (the "SERIES A CONVERSION PRICE") shall initially be the Original Series A Issue Price. The initial Series A Conversion Price shall be subject to adjustment as provided in accordance with Section A.5(d) below.


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          (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price upon the earliest of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "SECURITIES ACT") covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5,000,000 (before deduction for underwriters commissions and expenses), (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred Stock, and (iii) the conversion into Common Stock of a majority of the originally issued shares of Series A Preferred Stock (each such event is an "SERIES A AUTOMATIC CONVERSION"). In the event of a Series A Automatic Conversion of Series A Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series A Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of a Series A Automatic Conversion pursuant to Section A.5(b) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Series A Automatic Conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, or in the case of a Series A Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of Series A Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


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          (d) ADJUSTMENTS TO CONVERSION PRICE.

               (I) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

               (II) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section A.5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

               (III) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series A Preferred Stock immediately before that change.

          (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall not, by amendment of its Articles of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section A.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.


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          (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price of Series A Preferred Stock pursuant to this Section A.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Series A Conversion Price for Series A Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

          (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

          (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series A Preferred Stock shall be converted pursuant to this Section A.5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     6. REDEMPTION RIGHTS.

          (a) At the election in writing by the holders of a majority of the then outstanding shares of Series A Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series A Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series A Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series A Preferred Stock (the "SERIES A INITIAL REDEMPTION DATE"), and continuing thereafter on the first and second anniversaries of the Series A Initial Redemption Date (each a "SERIES A REDEMPTION DATE"), by paying in cash therefor a sum equal to the greater of the Original Series A Issue Price or the "Series A Fair Market Value" (as defined


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below) for each share of Series A Preferred Stock, plus all accrued but unpaid dividends thereon (the "SERIES A REDEMPTION PRICE"). The number of shares of Series A Preferred Stock that the Corporation shall be required to redeem under this Section A.5(a) on any one Series A Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Series A Redemption Date by
(ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). For purposes of this provision, the "SERIES A FAIR MARKET VALUE" shall mean the fair market value per share of Series A Preferred Stock agreed upon by the Corporation and by the holders of a majority of the then outstanding shares of Series A Preferred Stock or, in the absence of such agreement, the fair market value of each share of Series A Preferred Stock as determined by an independent third party valuator appointed by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series A Preferred Stock.

          (b) In the event that the Corporation is unable to redeem the full number of shares of Series A Preferred Stock to be redeemed on any Series A Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section A.6 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section A.6(b) shall be made ratably among the holders of Series A Preferred Stock in proportion to the aggregate Series A Redemption Price to which each holder is entitled under subsection (a) of this Section A.6. The redemption rights afforded the holders of Series A Preferred Stock pursuant to this Section A6 shall be PRO RATA with such redemption rights provided to holders of Series B Preferred Stock and Series C Preferred Stock.

          (c) If the holders of Series A Preferred Stock have elected to have the shares of Series A Preferred Stock redeemed as provided in subsections (a) and (b) of this Section A.6, then at least 30 but no more than 60 days prior to each Series A Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series A Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Series A Redemption Date, Series A Redemption Price and Series A Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Series A Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series A Redemption Date stated in such notice, the holder of each share of Series A Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Series A Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series A Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series A Redemption Price for Series A Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor.


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          (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series A Redemption Date (and after a redemption election has been made pursuant to this Section A.6), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series A Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series A Redemption Date or prior thereto, the Series A Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Series A Redemption Date), the shares so called for redemption on such Series A Redemption Date (but not any subsequent Series A Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series A Redemption Price for Series A Preferred Stock called for redemption on such Series A Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series A Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series A Redemption Price of Series A Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series A Preferred Stock so called for redemption shall not, at the end of two years after the applicable Series A Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series A Redemption Price for Series A Preferred Stock called for redemption which they hold.

B.   SERIES B PREFERRED STOCK

     1. DESIGNATION. The series of Preferred Stock shall consist of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares designated "SERIES B PREFERRED STOCK."

     2. DIVIDEND PREFERENCE.

          (a) The holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to five percent (5.0%) of the "Original Series B Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series B Preferred Stock held by them, payable upon a Liquidation Event, a redemption at the Original


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Series B Issue Price (as provided in Section B.3 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), and PARI PASSU with any dividends on Series A Preferred Stock and Series C Preferred Stock. In the event dividends are paid to the holders of Series B Preferred Stock that are less than the full amounts to which such holders are entitled pursuant to this Section B.2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

          (b) After payment of dividends to the holders of Series B Preferred Stock as set forth above, and with respect to Series A Preferred Stock and Series C Preferred Stock, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock based on the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are convertible on the date such dividend is declared.

          (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series B Preferred Stock (as provided in Section B.5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series B Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section B.5 below.

     3. LIQUIDATION PREFERENCE.

          (a) Unless the holders of a majority of the then outstanding Series B Preferred Stock, voting as a separate class, agree otherwise, in the event of a Liquidation Event, distributions to the Corporation's stockholders shall be made in the following manner:

               (i) Each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, but PARI PASSU to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock and Series C Preferred Stock, by reason of their ownership of such stock, the amount of $1.75 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "ORIGINAL SERIES B ISSUE PRICE") for each share of Series B Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series B Preferred Stock (collectively, the "SERIES B PREFERENCE"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred Stock shall be distributed ratably based on the total Series B Preference due each such holder under this Section B.3(a)(i).

               (ii) After payment has been made to the holders of Series B Preferred Stock of the full amounts to which they are entitled pursuant to Section B.3(a)(i) above, and after payment has been made to the holders of Series A Preferred Stock and Series C Preferred Stock of the full amounts to which they are entitled, each holder of Class A Common shall be entitled to receive the Class A Preference. If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section B.3(a)(ii).

               (iii) After payment has been made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Class A Common of the full amounts to which they are entitled pursuant to Sections B.3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common), Series A Preferred Stock (assuming conversion of all shares of Series A Preferred Stock), Series B Preferred Stock (assuming conversion of all shares of Series B Preferred Stock), and Series C Preferred Stock (assuming conversion of all shares of Series C Preferred Stock).

          (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

          (c) The value of securities and property paid or distributed pursuant to this Section B.3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

          (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section B.5 below.

     4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series B Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

     5. CONVERSION RIGHTS. The holders of Series B Preferred Stock shall have conversion rights as follows:

          (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in Section
B.6 below, at the office of the Corporation or any transfer agent for such Series B Preferred Stock into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the then effective Series B Conversion Price for such Series B Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock (the "SERIES B CONVERSION PRICE") shall initially be the Original Series B Issue Price. The initial Series B Conversion Price shall be subject to adjustment as provided in accordance with Section B.5(d) below.

          (b) AUTOMATIC CONVERSION. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price upon the earliest of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5,000,000 (before deduction for underwriters commissions and expenses), (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series B Preferred Stock, and (iii) the conversion into Common Stock of a majority of the originally issued shares of Series B Preferred Stock (each such event is an "SERIES B AUTOMATIC CONVERSION"). In the event of a Series B Automatic Conversion of Series B Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

          (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series B Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of a Series B Automatic Conversion pursuant to Section B.5(b) above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Series B Automatic Conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, or in the case of a Series B Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of Series B Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) ADJUSTMENTS TO CONVERSION PRICE.

               (I) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

               (II) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section B.5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

               (III) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series B Preferred Stock immediately before that change.

          (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall not, by amendment of its Articles of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

          (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price of Series B Preferred Stock, pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Series B Conversion Price for Series B Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

          (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

          (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series B Preferred Stock shall be converted pursuant to this Section B.5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     6. REDEMPTION RIGHTS.

          (a) At the election in writing by the holders of a majority of the then outstanding shares of Series B Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series B Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series B Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series B Preferred Stock (the "SERIES B INITIAL REDEMPTION DATE"), and continuing thereafter on the first and second anniversaries of the Series B Initial Redemption Date (each a "SERIES B REDEMPTION DATE"), by paying in cash therefor a sum equal to the greater of the Original Series B Issue Price or the "Series B Fair Market Value" (as defined below) for each share of Series B Preferred Stock, plus all accrued but unpaid dividends thereon (the "SERIES B REDEMPTION PRICE"). The number of shares of Series B Preferred Stock that the Corporation shall be required to redeem under this Section B.6(a) on any one Series B Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Series B Redemption Date by
(ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies). For purposes of this provision, the "SERIES B FAIR MARKET VALUE" shall mean the fair market value per share of Series B Preferred Stock agreed upon by the Corporation and by the holders of a majority of the then outstanding shares of Series B Preferred Stock or, in the absence of such agreement, the fair market value of each share of Series B Preferred Stock as determined by an independent third party valuator appointed by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series B Preferred Stock.

          (b) In the event that the Corporation is unable to redeem the full number of shares of Series B Preferred Stock to be redeemed on any Series B Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section B.6 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section B.6(b) shall be made ratably among the holders of Series B Preferred Stock in proportion to the aggregate Series B Redemption Price to which each holder is entitled under subsection (a) of this Section B.6. The redemption rights afforded the holders of Series B Preferred Stock pursuant to this Section B6 shall be PRO RATA with such redemption rights provided to holders of Series A Preferred Stock and Series C Preferred Stock.

          (c) If the holders of Series B Preferred Stock have elected to have the shares of Series B Preferred Stock redeemed as provided in subsections (a) and (b) of this Section B.6, then at least 30 but no more than 60 days prior to each Series B Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series B Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Series B Redemption Date, Series B Redemption Price and Series B Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Series B Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series B Redemption Date stated in such notice, the holder of each share of Series B Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series B Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Series B Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series B Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series B Redemption Price for Series B Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor.

          (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series B Redemption Date (and after a redemption election has been made pursuant to this Section B.6), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series B Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series B Redemption Date or prior thereto, the Series B Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Series B Redemption Date), the shares so called for redemption on such Series B Redemption Date (but not any subsequent Series B Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series B Redemption Price for Series B Preferred Stock called for redemption on such Series B Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series B Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series B Redemption Price of Series B Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series B Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series B Preferred Stock so called for redemption shall not, at the end of two years after the applicable Series B Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series B Redemption Price for Series B Preferred Stock called for redemption which they hold.

C.   SERIES C PREFERRED STOCK

     1. DESIGNATION. The series of Preferred Stock shall consist of ONE MILLION THREE HUNDRED THOUSAND (1,300,000) shares designated "SERIES C PREFERRED STOCK."

     2. DIVIDEND PREFERENCE.

          (a) The holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to five percent (5.0%) of the "Original Series C Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series C Preferred Stock held by them, payable upon a Liquidation Event, a redemption at the Original Series C Issue Price (as provided in Section C.3 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements) and PARI PASSU with any dividends on Series A Preferred Stock and Series B Preferred Stock. In the event dividends are paid to the holders of Series C Preferred Stock that are less than the full amounts to which such holders are entitled pursuant to this Section C.2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

          (b) After payment of dividends to the holders of Series C Preferred Stock as set forth above, and with respect to Series A Preferred Stock and Series B Preferred Stock, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock based on the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are convertible on the date such dividend is declared.

          (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series C Preferred Stock (as provided in Section C.5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series C Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section C.5 below.

     3. LIQUIDATION PREFERENCE.

          (a) Unless the holders of a majority of the then outstanding Series C Preferred Stock, voting as a separate class, agree otherwise, in the event of a Liquidation Event, distributions to the Corporation's stockholders shall be made in the following manner:

               (i) Each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, but PARI PASSU to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock and Series B Preferred Stock, by reason of their ownership of such stock, the amount of $2.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "ORIGINAL SERIES C ISSUE PRICE") for each share of Series C Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred Stock (collectively, the "SERIES C PREFERENCE"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Series C Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Stock shall be distributed ratably based on the total Series C Preference due each such holder under this Section C.3(a)(i).

               (ii) After payment has been made to the holders of Series C Preferred Stock of the full amounts to which they are entitled pursuant to Section C.3(a)(i) above, and after payment has been made to the holders of Series A Preferred Stock and Series B Preferred Stock of the full amounts to which they are entitled, each holder of Class A Common shall be entitled to receive the Class A Preference. If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section C.3(a)(ii).

               (iii) After payment has been made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Class A Common of the full amounts to which they are entitled pursuant to Sections C.3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common), Series A Preferred Stock (assuming conversion of all shares of Series A Preferred Stock), Series B Preferred Stock (assuming conversion of all shares of Series B Preferred Stock), and Series C Preferred Stock (assuming conversion of all shares of Series C Preferred Stock).

          (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

          (c) The value of securities and property paid or distributed pursuant to this Section C.3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

          (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section C.5 below.

     4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series C Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

     5. CONVERSION RIGHTS. The holders of Series C Preferred Stock shall have conversion rights as follows:

          (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in Section
C.6 below, at the office of the Corporation or any transfer agent for such Series C Preferred Stock into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the then effective Series C Conversion Price for such Series C Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock (the "SERIES C CONVERSION PRICE") shall initially be the Original Series C Issue Price. The initial Series C Conversion Price shall be subject to adjustment as provided in accordance with Section C.5(d) below.

          (b) AUTOMATIC CONVERSION. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon the earliest of: (i) the listing of the Corporation's Series C Preferred Stock or Common Stock on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange, or (B) a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Corporation's assets, exchange of assets or similar transaction or other combination with an issuer listed on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange (each event included in this Section C.5(b)(i), a "LIQUIDITY EVENT"); (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series C Preferred Stock, and (iii) the conversion into Common Stock of a majority of the originally issued shares of Series C Preferred Stock (each such event is an "SERIES C AUTOMATIC CONVERSION"). In the event of a Series C Automatic Conversion of Series C Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

          (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series C Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of a Series C Automatic Conversion pursuant to Section C.5(b) above, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Series C Automatic Conversion unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, or in the case of a Series C Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of Series C Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) ADJUSTMENTS TO CONVERSION PRICE; LIMITED ADJUSTMENT TO ORIGINAL SERIES C ISSUE PRICE.

               (I) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

               (II) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section C.5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

               (III) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the

Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series C Preferred Stock immediately before that change.

               (IV) LIMITED ADJUSTMENT TO ORIGINAL SERIES C ISSUE PRICE FOR FAILURE TO OCCUR OF LIQUIDITY EVENT. For purposes of calculating the number of fully paid and non-assessable shares of Common Stock into which each share of Series C Preferred Stock shall be convertible, the Original Series C Issue Price shall be multiplied by: (i) 1.06 in the event a Liquidity Event occurs after January 26, 2007; (ii) 1.08 in the event a Liquidity Event occurs after February 26, 2007; or (iii) 1.10 in the event a Liquidity Event occurs after March 26, 2007, such that, assuming no adjustments to the Series C Conversion Price pursuant to this Section C.5(d), each share of Series C Preferred Stock shall be convertible into 1.06, 1.08 or 1.10 shares of Common Stock, as applicable. Notwithstanding the foregoing, the adjustment to the Original Series C Issue Price as set forth in this Section C.5(d)(iv) shall be solely and exclusively for the purposes of calculating an adjustment to the number of fully paid and non-assessable shares of Common Stock into which each share of Series C Preferred Stock shall be convertible, and shall have no effect other than as explicitly set forth in this Section C.5(d)(iv).

               (V) ADJUSTMENT FOR ISSUANCE AT LESS THAN THE ORIGINAL SERIES C ISSUE PRICE. If the Corporation shall issue or sell, or is deemed to have issued or sold pursuant to subsections C.5(d)(v)(A) through C.5(d)(v)(D) below, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "TRIGGER ISSUANCE"), the then-existing Series C Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

         Adjusted Series C Conversion Price = (A x B) + D
                                              -----------
                                                  A+C

               where

               "A" equals the number of shares of Common Stock outstanding (determined on a fully diluted, as-converted basis), including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

               "B" equals the Series C Conversion Price in effect immediately preceding such Trigger Issuance;

               "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

               "D" equals the aggregate consideration, if any, received or deemed to be received by the Corporation upon such Trigger Issuance;

provided, however, that in no event shall the Series C Conversion Price after giving effect to such Trigger Issuance be greater than the Series C Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection C.5(d)(v), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued as set forth below, excluding any Excluded Stock (as hereinafter defined):

               (A) Issuances of Rights or Options. In case at any time the Corporation shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Series C Conversion Price. Except as otherwise provided in subsection C.5(d)(v)(C), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (B) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Series C Conversion Price, provided that (a) except as otherwise provided in subsection C.5(d)(v)(C), no adjustment of the Series C Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Series C Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been made pursuant to the other provisions of Section C.5.

               (C) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection C.5(d)(v)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections C.5(d)(v)(A) or 5(d)(v)(B), or the rate at which Convertible Securities referred to in subsections C.5(d)(v)(A) or 5(d)(v)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series C Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection C.5(d)(v) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection C.5(d)(v) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Corporation), the Series C Conversion Price then in effect hereunder shall forthwith be changed to the Series C Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               EXCLUDED STOCK means:

               (i) any issuance for which an adjustment in the Series C Conversion Price may be made pursuant to the other provisions of this Section C.5;

               (ii) any issuance to employees, consultants, officers or directors of the Corporation or any of its subsidiaries pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation;

               (iii) any issuance of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof; or

               (iv) capital stock, Options or Convertible Securities issued to a lender in connection with the provision of credit to the Corporation or any of its subsidiaries.

          (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall not, by amendment of its Articles of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

          (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price of Series C Preferred Stock, pursuant to this Section C.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Series C Conversion Price for Series C Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Stock.

          (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

          (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series C Preferred Stock shall be converted pursuant to this Section C.5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     6. REDEMPTION RIGHTS.

          (a) At the election in writing by the holders of a majority of the then outstanding shares of Series C Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series C Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series C Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series C Preferred Stock (the "SERIES C INITIAL REDEMPTION DATE"), and continuing thereafter on the first and second anniversaries of the Series C Initial Redemption Date (each a "SERIES C REDEMPTION DATE"), by paying in cash therefor a sum equal to the greater of the Original Series C Issue Price or the "Series C Fair Market Value" (as defined below) for each share of Series C Preferred Stock, plus all accrued but unpaid dividends thereon (the "SERIES C REDEMPTION PRICE"). The number of shares of Series C Preferred Stock that the Corporation shall be required to redeem under this Section C.6(a) on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Series C Redemption Date by
(ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). For purposes of this provision, the "SERIES C FAIR MARKET VALUE" shall mean the fair market value per share of Series C Preferred Stock agreed upon by the Corporation and by the holders of a majority of the then outstanding shares of Series C Preferred Stock or, in the absence of such agreement, the fair market value of each share of Series C Preferred Stock as determined by an independent third party valuator appointed by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series C Preferred Stock.

          (b) In the event that the Corporation is unable to redeem the full number of shares of Series C Preferred Stock to be redeemed on any Series C Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section C.6 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section C.6(b) shall be made ratably among the holders of Series C Preferred Stock in proportion to the aggregate Series C Redemption Price to which each holder is entitled under subsection (a) of this Section C.6. The redemption rights afforded the holders of Series C Preferred Stock pursuant to this Section C6 shall be PRO RATA with such redemption rights provided to holders of Series A Preferred Stock and Series B Preferred Stock.

          (c) If the holders of Series C Preferred Stock have elected to have the shares of Series C Preferred Stock redeemed as provided in subsections (a) and (b) of this Section C.6, then at least 30 but no more than 60 days prior to each Series C Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series C Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Series C Redemption Date, Series C Redemption Price and Series C Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Series C Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series C Redemption Date stated in such notice, the holder of each share of Series C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series C Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Series C Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series C Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series C Redemption Price for Series C Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor.

          (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series C Redemption Date (and after a redemption election has been made pursuant to this Section C.6), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series C Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series C Redemption Date or prior thereto, the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Series C Redemption Date), the shares so called for redemption on such Series C Redemption Date (but not any subsequent Series C Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series C Redemption Price for Series C Preferred Stock called for redemption on such Series C Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series C Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series C Redemption Price of Series C Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series C Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series C Preferred Stock so called for redemption shall not, at the end of two years after the applicable Series C Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series C Redemption Price for Series C Preferred Stock called for redemption which they hold.

     RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation for Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

     We declare, under penalty of perjury, that the matters set forth in this certificate are true and correct of our own knowledge.


     Date: April ___, 2007



     ------------------------------------
     JUSTIN F. BECKETT,
     President



     ------------------------------------
     MICHAEL D. RAEFORD, Jr.,
     Secretary